As filed with the Securities and Exchange Commission on October 7, 2008

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	06-1047163
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)

GENZYME CORPORATION 2004 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

PETER WIRTH

Genzyme Corporation

Genzyme Center

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Genzyme common stock, $0.01 par value(1)	2,250,000 shares	(2)	$73.47(3)	$165,307,500	$6,496.58

(1)   Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme common stock and automatically trade with such shares.

(2)   Plus, pursuant to Rule 416(a) under the Securities Act, as amended (the “Securities Act”), such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(3)   Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on October 6, 2008, which were $77.27 and $69.67, respectively.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 2,250,000 shares of our common stock for issuance under our 2004 Equity Incentive Plan.  Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the entire contents of our Registration Statement on Form S-8 (File No. 333-143468) filed with the Securities and Exchange Commission on June 4, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 7th day of October, 2008.

By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 2,250,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 7, 2008:

Signature	Title

/s/ HENRI A. TERMEER	Principal Executive Officer
Henri A. Termeer	and Director

/s/ MICHAEL S. WYZGA	Principal Financial and
Michael S. Wyzga	Accounting Officer

/s/ DOUGLAS A. BERTHIAUME	Director
Douglas A. Berthiaume

/s/ ROBERT J. CARPENTER	Director
Robert J. Carpenter

/s/ CHARLES L. COONEY	Director
Charles L. Cooney

/s/ VICTOR J. DZAU	Director
Victor J. Dzau

/s/ CONNIE MACK III	Director
Connie Mack III

/s/ RICHARD F. SYRON	Director
Richard F. Syron

EXHIBIT INDEX

Exhibit Number	Description

*4.1

Restated Articles of Organization of Genzyme as filed with the Secretary of State of the Commonwealth of Massachusetts on May 25, 2006. Filed as Exhibit 3.1 to Genzyme’s Form 10-Q for the quarter ended June 30, 2006.

*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.1 to Genzyme’s Form 8-K filed May 25, 2007.

*4.3

Fourth Amended and Restated Renewed Rights Agreement dated as of May 28, 2004, between Genzyme and American Stock Transfer & Trust Company, as Rights Agent. Filed as Exhibit 4.1 to Genzyme’s Registration Statement on Form 8-A/A filed on May 28, 2004.

*4.4

Securities Purchase Agreement, dated as of April 17, 2001, and amended on September 26, 2001, by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme’s Form 10-Q for the quarter ended September 30, 2001.

*4.5	Indenture, dated as of December 9, 2003, between Genzyme and U.S. Bank National Association, as Trustee. Filed as Exhibit 4.1 to Genzyme’s Form 8-K filed on December 10, 2003.

*4.6

First Supplemental Indenture, dated as of May 28, 2004, to Indenture dated as of December 9, 2003 between Genzyme and U.S. Bank National Association, as Trustee. Filed as Exhibit 4.1 to Genzyme’s Form 8-K filed on June 18, 2004.

*4.7

Registration Rights Agreement, dated December 9, 2003, by and between Genzyme Corporation and UBS Securities LLC on behalf of itself and several other initial purchasers. Filed as Exhibit 10.1 to Genzyme’s Form 8-K filed on December 10, 2003.

5	Opinion of Ropes & Gray LLP. Filed herewith.

*10	2004 Equity Incentive Plan. Filed as Appendix A to Genzyme’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders filed April 10, 2008.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of J.H. Cohn LLP. Filed herewith.

23.3	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).

*    Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.